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                                                                    EXHIBIT 10.1

                              TERMINATION AGREEMENT

        This TERMINATION AGREEMENT (the "Agreement") is made and entered into as of this _____ day of February 1998, by and between STAR BUFFET, INC., a Delaware corporation ("Star"), and STACEY'S BUFFET, INC., a Florida corporation ("Stacey's"), with reference to the following facts and circumstances:

                                 R E C I T A L S

        A. On October 31, 1997, Star and Stacey's entered into (i) a Credit Agreement (the "Credit Agreement"), (ii) a promissory note (the "Note") evidencing a loan made or to be made pursuant to the Credit Agreement, (iii) a Warrant to Purchase Common Stock of Stacey's (the "Warrant"), (iv) a Registration Rights Agreement (the "Registration Rights Agreement"), (v) a Security Agreement (the "Security Agreement"), (vi) an Option Agreement (the "Option Agreement"), (vii) a Business Services Agreement (the "BSA"), and (viii) any and all other agreements, documents or instruments relating to the Credit Agreement or any of the documents set forth in this paragraph A (collectively, the "Transaction Documents").

        B. As of the date hereof and pursuant to the Credit Agreement, Star made loans (the "Loans") to Stacey's in the aggregate principal amount of $710,000, which Loans are evidenced by the Note. The Note is secured by Stacey's Collateral (as defined in the Security Agreement), and Star has perfected a security interest in the Collateral by the filing of UCC Financing Statements in the States of Florida, New York, New Jersey and Pennsylvania (the "Financing Statements").

        C. For services rendered by Star pursuant to the BSA, Stacey's has incurred fees and expenses payable to Star in an aggregate amount of $390,000 (the "BSA Fees and Expenses").

        D. The parties hereto have agreed that it is in the best interests of such parties to enter into this Agreement for the purpose of terminating all of the Transaction Documents and the Financing Statements in accordance with the terms and provisions of this Agreement. Stacey's understands and acknowledges that (1) it is not obligated to enter into this Agreement, but is doing so of its own free will without interference, influence or coercion by Star; (2) it has had the opportunity to consult with attorneys, appraisers and accountants of its choice for advice concerning the terms of this Agreement, the fair value of the Purchased Restaurants (as defined below) and the tax implications of the transactions contemplated herein; (3) Star has pursued a course of fair dealing and that the transactions contemplated herein are fair and equitable; and (4) it is entering into this Agreement to enjoy the benefits of Star's promises and covenants contained herein.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises of the parties contained herein, the parties agree to terminate all of the Transaction Documents and the Financing Statements in accordance with the terms and provisions of this Agreement, which shall include provisions satisfying all of Stacey's financial obligations to Star through the sale to Star of all of Stacey's right, title and interest in and to assets that are related to, or used in the operation of, the Stacey's Buffet restaurants located in Holiday, Florida, North Fort Meyers, Florida; and Port Charlotte, Florida; all as more fully described in the Asset Purchase Agreement executed concurrently herewith (the "Purchase Agreement"); and to otherwise agree as follows:

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                                    ARTICLE 1
                                THE TRANSACTIONS

        1.1 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place concurrently with the execution and delivery of this Agreement and all exhibits, schedules and instruments contemplated hereby (the "Closing Date").

        1.2 Purchase and Sale of Stacey's Buffet Restaurants. On the Closing Date, Star and Stacey's hereby agree to execute and deliver the Purchase Agreement pursuant to which Star shall purchase from Stacey's, and Stacey's shall sell, transfer and assign to Star all of Stacey's right, title and interest in and to the assets that are related to or used in the operation of the three (3) Stacey's Buffet Restaurants (the "Purchased Restaurants") identified on Schedule 1 to the Purchase Agreement, all in accordance with the terms and conditions of the Purchase Agreement (the "Purchase and Sale Transaction"). In exchange therefor, Star hereby grants to Stacey's a full and complete release and satisfaction of any and all financial obligations of Stacey's to Star existing or accruing through the date hereof.

        1.3 Transition Services. For a period of thirty (30) days following the Closing, Star shall provide store level management services (the "Transition Services") for nineteen (19) Stacey's Buffet restaurants at a cost to Stacey's of Ten Thousand and no/100 dollars ($10,000), payable in four equal weekly installments of Two Thousand and Five Hundred and no/100 dollars ($2,500), plus reasonable and necessary out of pocket expenses, which amounts shall be paid weekly in arrears. Either party may terminate the Transition Services to be provided hereunder by Star effective upon the giving of written notice to the other party pursuant to Section 4.7 below; provided, however, that other than pro-rating the fees due and payable by Stacey's for the Transition Services, the termination of the Transition Services shall have no effect on the other terms and provisions of this Agreement. Star shall not be liable for any direct, indirect or consequential damages suffered or incurred by Stacey's or to any third party, including, without limitation, lost profits arising from or relating to the performance of Transition Services by Star hereunder absent a finding in a final judgment of a court of competent jurisdiction that such damages proximately resulted from the bad faith, gross negligence or willful misconduct of Star or its agents. Stacey's shall indemnify, hold harmless and defend Star, and its officers, directors, stockholders and employees (collectively, the "Star Indemnified Parties"), from and against any and all liabilities, losses, judgments, damages, demands, claims, causes of action or any other legal or government proceedings, or any settlement thereof, and any and all costs and expenses (including reasonable attorneys' fees), whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of the Transition Services or any intentional or willful misconduct or negligent acts or omissions by Stacey's and/or its agents, employees and/or subcontractors (other than Star, its affiliates and agents) during the provision of the Transition Services.

        1.4 Obligations to Vendors. On the Closing Date, Stacey's shall pay Choice Food Service Equipment Co. for all of the smallwares that were purchased for Stacey's Buffet restaurants, whether such smallwares are currently located at the Stacey's Buffet restaurants or are in transit to such restaurants, but in no event shall Stacey's be obligated to pay in excess of $68,894.

        1.5 Return of Equipment. Star and Stacey's acknowledge and agree that the equipment listed on Schedule 1.5 hereto (the "Equipment") shall be invoiced to Star (and, to the extent invoiced

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to Stacey's, shall be re-invoiced to Star) so that Star shall be obligated to pay for the Equipment, provided that Star shall have the right to take title to the Equipment and, to the extent installed in any of the Stacey's Buffet restaurants, Stacey's shall, within ten (10) days from the date hereof, remove the Equipment and provide notice to Star that Star may take possession of the Equipment. Star shall indemnify and hold Stacey's harmless and defend Stacey's against any and all claims, judgments, damages or liabilities asserted by any vendor of the Equipment against Stacey's with respect to the Equipment.

        1.6 Termination of Transaction Documents. Subject to the terms and conditions set forth herein, the parties hereby agree to terminate the Transaction Documents effective on the date hereof, and, except for the duties and obligations of the parties under this Agreement and the Exhibits hereto, neither party shall have any further duties and obligations under any of the Transaction Documents.

        1.7 Termination of Financing Statements. Within three (3) business days from the Closing, Star shall release any and all liens against the Collateral (as defined in the Security Agreement).

        1.8 Waiver and Release of Star. Effective as of the Closing Date, Stacey's and its successors and assigns hereby knowingly and voluntarily forever releases, acquits and discharges Star, its directors, officers, employees, agents, controlling persons and stockholders (collectively, the "Star Released Parties") (a) from and of any and all claims arising from acts or omissions of any of the Star Released Parties that may have occurred prior to the date hereof that any of the Star Released Parties (i) is in any way responsible for the past, current or future condition or deterioration of the business operations and/or financial condition of Stacey's, or (ii) breached any agreement to provide services, to loan money or make other financial accommodations available to Stacey's or to fund any operations of Stacey's at any time, and (b) from and of any and all other claims, damages, losses, actions, counterclaims, suits, judgments, obligations, liabilities, defenses, affirmative defenses, setoffs, and demands of any kind or nature whatsoever, in law or in equity, whether presently known or unknown, which Stacey's may have had, now have, or which it can, shall or may have for, upon, or by reason of any matter, course or thing whatsoever relating to, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, begun, or otherwise related or connected to or with any or all of the Loans, the Credit Agreement, any or all of the Transaction Documents, and/or any direct or indirect action or omission of any of the Star Released Parties arising from acts or omissions of the Star Released Parties; provided, however, this release and waiver shall not apply to (i) enforcement of any term of this Agreement including any rights of indemnification or remedies against Star for its breach of this Agreement and
(ii) any intentional act of misrepresentation. by Star or Star Released Parties. Stacey's further agrees that from and after the date hereof, it will not assert to any person or entity, other than required under state or federal law, that any deterioration of the business operations or financial condition of Stacey's was caused by any breach or wrongful act of any of the released parties occurring prior to the date hereof.

        1.9 Waiver and Release of Stacey's. Effective as of the Closing Date, Star and its successors and assigns hereby knowingly and voluntarily releases, acquits and forever discharges Stacey's, its directors, officers, employees, agents, controlling persons and shareholders (collectively

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the "Stacey's Released Parties") from any and all claims, rights, demands, actions, suits, causes of actions, damages, counterclaims, defenses, losses, costs, obligations, liabilities and expenses of every kind or nature, known or unknown, suspected or unsuspected, fixed or contingent, foreseen or unforeseen (collectively "Claims"), arising out of or relating directly or indirectly to any circumstances or state of facts pertaining to the Loan, or the Transaction Documents, or any nonperformance of any agreement or obligation related thereto, or any statements, representations, acts or omissions, intentional, willful, negligent or innocent, by any of the Stacey's Released Parties in any way connected with, relating to or affecting, directly or indirectly, the Loan or the Transaction Documents; provided, however, that the foregoing shall in no event extend to (i) the liabilities and obligations of the Stacey's Released Parties relating to, arising out of, or in connection with the breach of any representation, warranty, indemnity, covenant or agreement set forth in this Agreement or the Purchase Agreement or any documents contemplated hereby or thereby or (ii) an intentional act of misrepresentation by Stacey's or the Stacey's Released Parties.

        1.10 Disclosures. To the best of Star's knowledge, Star has delivered to Stacey's all agreements, contracts, arrangements, documents, or other instruments (together, the "Instruments") purporting to bind Stacey's that were entered into, executed by, or executed at the direction of, personnel employed or retained by Star to provide services to Stacey's during the pendency of the Business Services Agreement, or who otherwise executed Instruments which may be purported to bind Stacey's.

        1.11 Publicity. Star, Stacey's and their respective affiliates agree that (i) any public disclosure of the transactions contemplated hereby shall be by mutual agreement of the parties and in a form and manner agreed to by the parties; provided, however, that either party shall be entitled to make any disclosure required by applicable law, rule or regulation of any governmental authority or securities exchange, and (ii) except as provided in clause (i) above, each party and its respective affiliates shall maintain the confidentiality of any and all information relating to this Agreement and the transactions contemplated hereby and any and all confidential information of the other party received in connection with this Agreement and the transactions contemplated hereby.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF STACEY'S

        Stacey's represents and warrants to Star as follows:

        2.1 Organization, Existence and Good Standing. Stacey's is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

        2.2 Authority. Stacey's has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Stacey's and constitutes the legal, valid and binding agreement of Stacey's enforceable against Stacey's in accordance with its terms.

        2.3 Consents and Approvals; No Violation. Except as otherwise provided in this Agreement or the Purchase Agreement, no filing or registration with, no notice to and no governmental authorization, consent or approval of any governmental authority or other person is

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necessary in connection with Stacey's execution and delivery of this Agreement, the performance of its obligations hereunder or the consummation by Stacey's of the transactions contemplated hereby.


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                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF STAR

        Star represents and warrants to Stacey's as follows:

        3.1 Organization, Existence and Good Standing. Star is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

        3.2 Authority. Star has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Star and constitutes the legal, valid and binding agreement of Star enforceable against Star in accordance with its terms.

        3.3 Consents and Approvals; No Violation. Except as otherwise provided in this Agreement or the Purchase Agreement, no filing or registration with, no notice to and no governmental authorization, consent or approval of any governmental authority or other person is necessary in connection with Star's execution and delivery of this Agreement, the performance of its obligations hereunder or the consummation by Star of the transactions contemplated hereby.

                                   ARTICLE IV

                                  MISCELLANEOUS

        4.1 Relief From Stay. As additional consideration for Star's execution of this Agreement, Stacey's agrees that, so long as Star is not in default hereunder: (a) in the event of a bankruptcy filing by or against Stacey's, Stacey's shall not reject or contest any claim or assertion by Star that the Agreement is binding between the parties and that valuable consideration has been received by Stacey's for same; (b) Star shall receive immediate relief from the automatic stay provisions of the United States Bankruptcy Code following any bankruptcy petition which Stacey's may file or which may be filed against Stacey's, and Stacey's shall in no event contest a motion to lift the automatic stay filed by Star.

        4.2 Expenses. Each party shall pay the expenses that it has incurred in connection with the negotiation, preparation and execution of this Agreement and the Purchase Agreement, and any other matters related thereto.

        4.3 Further Assurances. From and after the date hereof, and upon the reasonable request of any party hereto, the other parties shall execute and deliver such further instruments or documents and take such further actions as may be reasonably necessary or desirable to better evidence or more completely effectuate the agreements contained herein.

        4.4 Severability. Any provision of this Agreement which is illegal, invalid or unenforceable shall be ineffective to the extent of such illegality, invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

        4.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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        4.6 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Florida.

        4.7 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopier or similar writing) and shall be given to such party at the address or telecopier number set forth below or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address or telecopier number set forth below.

        If to Stacey's Buffet Inc.:         Stacey's Buffet, Inc.
                                            12812 60th Street North, Room 200
                                            Clearwater, Florida 33760
                                            Attention: President
                                            Telephone: (813) 507-0335
                                            Telecopier: (813) 507-0345

        with a copy to:                     Jeffrey M. Stoler, Esq.
                                            Gadsby & Hannah LLP
                                            225 Franklin Street
                                            Boston, Massachusetts 02110
                                            Telephone: (617) 345-7000
                                            Telecopier: (617) 345-7050

        If to Star Buffet, Inc.             440 Lawndale Drive
                                            Salt Lake City, Utah 84115-1917
                                            Attention: Charlotte L. Miller, Esq.
                                            Telephone: (801) 463-5553
                                            Telecopier: (801) 463-5585

        with a copy to:                     David E. Lafitte, Esq.
                                            Stradling, Yocca, Carlson & Rauth
                                            A Professional Corporation
                                            660 Newport Center Drive, Suite 1600
                                            Newport Beach, California 92660-6441
                                            Telephone: (714) 725-4000
                                            Telecopier: (714) 725-4100

        4.8 Headings. The Section headings in this Agreement are for convenience of reference only and shall be disregarded in interpreting or construing any of the provisions of this Agreement.

        4.9 Counterparts. This Agreement may be executed by any of the parties in separate counterpart and each party must sign and deliver at least one such counterpart, but it shall not be necessary for all of the parties to have signed and delivered the same counterpart, for this Agreement to be effective. All of the counterparts of this Agreement signed and delivered by any of the parties shall constitute one and the same instrument.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                       STACEY'S BUFFET, INC


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       STAR BUFFET, INC.,


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


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